Exhibit 99.5

Execution Copy

PRIMARY SERVICING AGREEMENT

JPMBB Commercial Mortgage Securities Trust 2013-C12

Commercial Mortgage Pass-Through Certificates

Dated as of June 1, 2013

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

and

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,

Primary Servicer

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LIST OF EXHIBITS

Schedule I               Mortgage Loan Schedule

Exhibit “A”              Inspection Reports

Exhibit “B”               Quarterly Reports

Exhibit “C”               Remittance Reports

iii

THIS PRIMARY SERVICING AGREEMENT dated as of June 1, 2013 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the “Master Servicer” or “Midland”), and KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation (together with its successors and permitted assigns hereunder, the “Primary Servicer”).

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of June 1, 2013, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor with respect to the JPMBB Commercial Mortgage Securities Trust 2013-C12, Commercial Mortgage Pass-Through Certificates Series 2013-C12 (a copy of which has been delivered to the Primary Servicer), the Master Servicer shall be servicing the Mortgage Loans on behalf of the Trust.

The Master Servicer and the Primary Servicer desire to enter into an agreement whereby the Primary Servicer assumes and agrees to perform certain of the Master Servicer’s servicing responsibilities with respect to the Mortgage Loans as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.     Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

“Accepted Primary Servicing Practices”:  As defined in Section 2.01 hereof.

“Additional Primary Servicing Compensation”:  As defined in Section 5.01 hereof.

“Agreement”:  This Primary Servicing Agreement, as the same may be amended or modified by the parties from time to time.

“CREFC Reporting Format”:  The CREFC Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence, then such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

“Indemnified Party”: As defined in Section 8.01(b) hereof.

“Inspection Reports”:  The inspection reports substantially in the form attached hereto as Exhibit “A”.

“Master Servicer”:  As defined in the first paragraph of this Agreement.

“Mortgage Loan”:  Each of the mortgage loans identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: The schedule of certain mortgage loans that is annexed to the Primary Servicer’s signature page included herewith, which schedule sets forth certain information with respect to such mortgage loans, including, without limitation, the related Primary Servicing Fee Rate.

“Primary Servicer”:  As defined in the first paragraph of this Agreement.

“Primary Servicer Accounts”:  The Certificate Accounts and the Servicing Accounts maintained by the Primary Servicer hereunder in the name of the Primary Servicer in trust for the Master Servicer on behalf of the Trustee in trust for the benefit of the Holders.

“Primary Servicer Remittance Date”:  With respect to any Determination Date, one (1) Business Day after such Determination Date.

“Primary Servicer Termination Event”: Any event as set forth in Section 7.01 hereof.

“Primary Servicing Fee”:  With respect to each Mortgage Loan and for any Distribution Date, that portion of the Primary Servicing Fee payable by the Master Servicer to the Primary Servicer, which shall be an amount per calendar month equal to the product of the Primary Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan, as determined on the same basis as for the calculation of the Master Servicing Fee under the PSA.

“Primary Servicing Fee Rate”:  The per annum rate for each Mortgage Loan as set forth in the related Mortgage Loan Schedule.

“Primary Servicing File”:  With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder and any additional documents or information related thereto maintained or created in any form by the Primary Servicer (which shall not include any attorney-client privileged communications between the Primary Servicer and its counsel), including, without limitation, all analysis, working papers, inspections reports, written communications with any Mortgagor, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Primary Servicer’s possession.

“PSA”:  As defined in the above Preliminary Statement to this Agreement.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state or the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Primary Servicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Primary Servicer.

“Quarterly Reports”:  The quarterly reports and certifications substantially in the form attached hereto as Exhibit “B”.

“Remittance Reports”: The remittance reports substantially in the form attached hereto as Exhibit “C”.

“Responsible Officer”:  Any officer or employee of the Primary Servicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Special Servicer Decision”: As defined in the PSA.

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01.     Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Primary Servicer to perform, and the Primary Servicer hereby agrees to perform, servicing with respect to all of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.  The Primary Servicer shall perform its services hereunder in accordance with (a) applicable laws, (b) the terms and provisions of the Mortgage Loans, (c) the express terms hereof and the PSA, (d) subject to Section 2.03(b) hereof, the reasonable directions and instructions of the Master Servicer (including, without limitation, the forms and report formats mutually and reasonably agreed upon by the Master Servicer and Primary Servicer) and (e) all requirements pertaining to the performance of such services under the PSA, including, without limitation, the Servicing Standard.  The above-described servicing standards are herein referred to as “Accepted Primary Servicing Practices.”

Section 2.02.     Primary Servicing.

To the extent necessary for the Primary Servicer to comply with applicable laws, or if otherwise consented to by the Master Servicer (which consent shall not be unreasonably withheld or delayed), the Primary Servicer may enter into any subservicing agreement with another subservicer that would permit such subservicer to perform any or all of the Primary Servicer’s servicing responsibilities under this Agreement and such subservicer meets the requirements of the PSA; provided, however, that the consent of the Master Servicer shall not be required to engage a third party contractor to perform ministerial tasks, including property inspections.  Notwithstanding any subservicing agreement or third party subcontract, the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement or contract to the same extent and under the same terms and conditions as if the Primary Servicer were servicing the Mortgage Loans alone.

Section 2.03.     Authority of Primary Servicer.

(a)           Except as otherwise provided herein and subject to the terms of this Agreement and the Master Servicer’s limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Primary Servicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Primary Servicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent (1) may be in the form of an asset business plan approved in writing by the Master Servicer, (2) shall not be unreasonably withheld; (3) shall be subject to the prior approval of the Special Servicer or the Directing Certificateholder, if so required under the PSA, which approvals shall be requested by the Master Servicer; and (4) shall be consented to or denied by the Master Servicer within ten (10) Business Days following the receipt by the Master Servicer of the information described in clause (1) along with relevant supporting information (but, in the case of a consent, such consent may be conditioned on any approvals described in clause (3) of this paragraph):

(i)           the modification, waiver or amendment, whether or not material, of or with respect to any Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for any Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii)          the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii)         the granting or withholding of consent to any request for approval to place subordinate financing on a Mortgaged Property;

(iv)         the determination of whether or not to release  proceeds of condemnation or casualty insurance to the Mortgagor under any Mortgage Loan;

(v)          the waiver of any Penalty Charge (except to the extent Primary Servicer is entitled to retain such Penalty Charge as Additional Servicing Compensation hereunder) or prepayment premium under any Mortgage Loan;

(vi)         any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with any Mortgage Loan;

(vii)        the permitting of, or modification of a Mortgage Loan to permit, a Principal Prepayment of a Mortgage Loan on a date other than its Due Date;

(viii)       any action requiring the consent of the Master Servicer or requiring the Master Servicer to obtain the consent of the Directing Certificateholder, the Trustee, the Certificate Administrator or the Special Servicer under the PSA;

(ix)          the granting or withholding consent to any request for defeasance of any Mortgage Loan; the Primary Servicer shall promptly forward all requests for defeasance to the Master Servicer; the Master Servicer will deal or communicate directly with the Mortgagor in connection with any defeasance; the Primary Servicer shall not be entitled to any defeasance fees;

(x)           the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

(xi)          the authorization of any Servicing Transfer Event under PSA Section 3.21.

(b)           Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Primary Servicer shall take any reasonable action that is directed by the Master Servicer which relates to the Primary Servicer’s obligations under this Agreement; provided, however, that the Primary Servicer shall not be obligated to take any such action to the extent that the Primary Servicer determines in its reasonable discretion that such action (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan or any Mortgaged Property; (ii) may cause a violation of any term or provision of a Mortgage Loan; (iii) materially expands the scope of the Primary Servicer’s responsibilities under this Agreement; or (iv) is inconsistent with the requirements of the PSA, including the Servicing Standard.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.     Services as Primary Servicer.

With respect to each Mortgage Loan subject to this Agreement, the Primary Servicer shall, in accordance with Accepted Primary Servicing Practices and subject to the supervision of the Primary Servicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(a)           the Primary Servicer shall perform the duties and obligations of the Master Servicer as the Master Servicer under PSA Sections 2.01(d) (servicing file), 2.02(g) (Section 15Ga-1 reporting), 3.01 (general servicing), 3.02 (collections), 3.03 (taxes and insurance; escrows), 3.04 (certificate account), 3.06 (investment of funds), 3.07 (insurance), 3.08 (due-on sale/encumbrance enforcement and defeasance), 3.10 (release of files), 3.12(a), (c), (e), (f), (g) and (h) (reporting, rent rolls, operating statements and inspections), 3.15 (access), 3.19 (additional obligations), 3.20 (modifications), 3.21(a), (c), and (e)  (servicing transfers), 4.02 (statements), 10.01 (REMIC administration), 10.03 (REMIC cooperation) and Article XI (Exchange Act reporting and Regulation AB compliance); provided, however, that:

(i)           the Primary Servicer shall not have any obligation to make Advances, provided that the Primary Servicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(ii)          Section 5.01 hereof shall control with respect to which fees or charges the Primary Servicer may retain under PSA Sections 3.05 and 3.11;

(iii)         PSA Section 3.06 shall only be applicable with respect to the Primary Servicer Accounts;

(iv)         any reports, certifications, information, and other documentation which are required to be provided by the Master Servicer to the Trustee, the Certificate Administrator, the Depositor, the Directing Certificateholder, a Companion Holder, Mortgage Loan Sellers, the Rating Agencies, the Special Servicer or any other Person shall be provided by the Primary Servicer to the Master Servicer or as otherwise directed by the Master Servicer;

(v)          the Primary Servicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, the preparation or delivery to any Person of any of the files or reports in the CREFC reporting format (except as otherwise required to be prepared by the Primary Servicer and delivered to the Master Servicer under this Agreement), or preparing, signing and filing with the appropriate Person any reports, statements and information under the PSA;

(vi)         no expense incurred in connection with any instrument of satisfaction or deed or reconveyance shall be chargeable to the Primary Servicer Accounts to the extent such expense is not chargeable to the Master Servicer;

(vii)        the Primary Servicer shall deliver to the Master Servicer any 15Ga-1 Notice required under PSA Section 2.02(g) within five (5) Business Days after receipt of a Repurchase Request or withdrawal or rejection of a Repurchase Request, and shall also provide Master Servicer a copy of the Repurchase Request or withdrawal or rejection of a Repurchase Request;

(viii)       together with the Master Servicer, no less often than on a monthly basis, the Primary Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans for which the Primary Servicer is responsible.  The Primary Servicer shall condition such disclosure upon the Master Servicer obtaining from the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to the Primary Servicer and Master Servicer regarding such disclosure to the Directing Certificateholder; and

(ix)          the Primary Servicer shall not take any actions under and shall immediately forward to the Master Servicer any request which would qualify as a Special Servicer Decision and provide written notice to the Master Servicer of issues arising with respect to Special Servicer Decisions; provided, however, subject to any limitations set forth in this Agreement and the PSA, if the Special Servicer and Master Servicer agree that the Primary Servicer should process the Special Servicer Decision, the Primary Servicer shall take such action with respect to such Mortgage Loan and shall be entitled to 50% of any fee to which the Master Servicer is entitled.

(b)           the Primary Servicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Primary Servicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause the Mortgage Loan to become a Specially Serviced Mortgage Loan in accordance with the definition of “Specially Serviced Mortgage Loan” set forth in the PSA.  Upon the Master Servicer’s receipt of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly deliver notice thereafter to the Primary Servicer;

(c)           the Primary Servicer shall promptly advise the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Primary Servicer and any Mortgagor or any third party in connection with the Primary Servicer’s obligations hereunder;

(d)           with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Primary Servicer hereunder, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities;

(e)           on or before 2:00 p.m. Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to the Mortgage Loans through and including the close of business on the date which is the Determination Date; and the Primary Servicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to the Mortgage Loans through and including the date of any follow-up remittance;

(f)           on or before 2:00 p.m. Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Certificate Account maintained by the Primary Servicer as of the close of business on the date which is one (1) Business Day prior to such Primary Servicer Remittance Date; and the Primary Servicer shall remit to the Master Servicer within one (1) Business Day after receipt, any delinquent payments received by the Primary Servicer on or after such Primary Servicer Remittance Date; and each of the foregoing remittances of funds may be net of any Primary Servicing Fees due and payable to the Primary Servicer and payments in the nature of Additional Primary Servicing Compensation;

(g)           on or before the 10th day of the month following the last day of each calendar quarter, beginning with third calendar quarter of 2013, on a quarterly and annual basis each year, the Primary Servicer shall prepare and deliver to the Master Servicer the Quarterly Reports;

(h)           on a quarterly and annual basis each year, the Primary Servicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC Reporting Format and on or before the date that is thirty (30) days after receipt of the related financial statements, prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Mortgagor and each related guarantor collected by the Primary Servicer pursuant to PSA Section 3.12, which report shall be provided in electronic format and shall be substantially in the form of the CREFC Financial File included in the CREFC Reporting Format (or in such other reporting format as reasonably requested by the Master Servicer);

(i)           the Primary Servicer shall prepare and use reasonable efforts to deliver to the Master Servicer within ten (10) days of completion of any Inspection Reports summarizing the results of any property inspections performed by the Primary Servicer pursuant to PSA Section 3.12;

(j)           if it discovers or receives notice of any document Defect or Breach, the Primary Servicer shall promptly notify the Master Servicer in writing of such document Defect or Breach and shall cooperate with the Master Servicer in pursuing its obligations under PSA Section 2.03;

(k)           the Primary Servicer shall provide the Master Servicer with such other information (in the Primary Servicer’s possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loans by the Primary Servicer hereunder in order for the Master Servicer to perform its duties under the PSA; and

(l)           with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Primary Servicer shall hold such original letters of credit if the Primary Servicer has (i) a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsourced such responsibility to a third party vendor, which vendor shall be satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

Section 3.02.     Portfolio Manager.

(a)           The Primary Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer’s supervisory authority over the Primary Servicer hereunder.

(b)           The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Primary Servicer and to provide to the Primary Servicer information, materials and correspondence relating to the Mortgage Loans and the related Mortgagors which may be necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder.

Section 3.03.     Maintenance of Errors and Omissions and Fidelity Coverage.

The Primary Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Primary Servicer’s officers and employees acting on behalf of the Primary Servicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.07(c).  The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s request a certificate of insurance or other evidence of such bond and insurance.  The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

Section 3.04.     Delivery and Possession of Servicing Files.

The Primary Servicer hereby acknowledges receipt of the Primary Servicing Files.  The contents of each Primary Servicing File delivered to the Primary Servicer are and shall be held in trust by the Primary Servicer for the benefit of the Trust Fund as the owner thereof; the Primary Servicer’s possession of the contents of each Primary Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Primary Servicer shall be in a custodial capacity only.  The Primary Servicer shall release its custody of the contents of any Primary Servicing File only in accordance with written instructions from the Master Servicer, and upon the reasonable request of the Master Servicer, the Primary Servicer shall deliver to the Master Servicer the Primary Servicing File or a copy of any document contained therein.

Section 3.05.     Annual Compliance Statements.

(a)           The Primary Servicer shall, on or before March 5th (with a grace period to March 10th) of each year, commencing in March 2014, deliver to the Master Servicer an Officer’s Certificate, in a form that satisfies the requirements of Section 11.09 of the PSA (or such other form, similar in substance, as may be acceptable to the Depositor and the Master Servicer) stating, as to the signer thereof, that (A) a review of such Primary Servicer’s activities during the preceding calendar year or portion thereof and of such Primary Servicer’s performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Primary Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Officer’s Certificate shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Primary Servicer.  Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any failures by the Primary Servicer with respect to the Mortgage Loans in the fulfillment of any of the Primary Servicer’s obligations hereunder.  In any year that the Primary Servicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Primary Servicer shall not be required to deliver such statement until April 1 of such year.

(b)          In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual statement of compliance pursuant to this Section 3.05 with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.06.     Annual Reports on Assessment of Compliance with Servicing Criteria.

(a)           On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2014, the Primary Servicer, at its own expense, shall furnish to the Master Servicer a report in a form that satisfies the requirements of Section 11.10 of the PSA, on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by Primary Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that Primary Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

(b)           Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Primary Servicer, and shall address the Relevant Servicing Criteria specified on a certification in a form that satisfies the requirements of Section 11.10 of the PSA.  Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c)           In any year that the Primary Servicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Primary Servicer shall not be required to deliver such assessments until April 1 of such year.

(d)           Primary Servicer hereby acknowledges and agrees that the Relevant Servicing Criteria set forth on [Exhibit AA] of the PSA is appropriately set forth with respect to Primary Servicer.

(e)           In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual assessment of compliance pursuant to this Section 3.06, coupled with an attestation as required in Section 3.07 with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.07.     Annual Independent Public Accountants’ Attestation Report.

(a)           On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2014, the Primary Servicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer in a form that satisfies the requirements of Section 11.11 of the PSA to the effect that (i) it has obtained a representation regarding certain matters from the management of Primary Servicer, which includes an assertion that Primary Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

(b)           Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any defaults by Primary Servicer in the fulfillment of Primary Servicer’s obligations hereunder.

(c)           In any year that the Primary Servicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Primary Servicer shall not be required to deliver such report until April 1 of such year.

Section 3.08.     Sarbanes-Oxley Certification.

(a)           On or before March 5th (with a grace period to March 10th) of each year commencing in March 2014, the Primary Servicer shall provide to the Master Servicer (for delivery to the Certifying Person), a Performance Certification in substantially the form of [Exhibit Z-2] of the PSA, on which the Master Servicer, the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and each entity’s officers, directors and Affiliates (collectively the Certification Parties) can reasonably rely.  In addition, Primary Servicer shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 3.06 hereof and (iii) accountant’s report provided pursuant to Section 3.07 hereof, and shall include a certification in the Performance Certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Primary Servicer to enable such accountants to render the certificates provided for in Section 3.07 hereof.  In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, the Primary Servicer shall provide a certification to the Master Servicer for delivery to the Certifying Person pursuant to this Section 3.08 with respect to the period of time it was subject to this Agreement.  Each such Performance Certification shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and the Primary Servicer.  Notwithstanding the foregoing, nothing in this Section 3.08 shall require Primary Servicer (i) to certify or verify the accurateness or completeness of any information provided to Primary Servicer by third parties, (ii) to certify information other than to Primary Servicer’s knowledge and in accordance with Primary Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by Primary Servicer have been completed except as they have been left blank on their face.

(b)           Notwithstanding anything to the contrary contained in this Section 3.08, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, Primary Servicer shall not be required to deliver any certification under this Section 3.08.

Section 3.09.     Delivery of Mortgage Loan Purchase Agreement.

Following the Master Servicer’s receipt of the Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of such Mortgage Loan Purchase Agreement to the Primary Servicer.

ARTICLE IV.

PRESERVATION OF THE REMICS.

The Primary Servicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised the Primary Servicer in writing that it or the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an adverse event with respect to the Grantor Trust could occur with respect to such action.

ARTICLE V.

SUBSERVICER’S COMPENSATION AND EXPENSES

Section 5.01.     Primary Servicing Compensation.

(a)           As compensation for its activities hereunder, the Primary Servicer shall be entitled to receive (or retain from the Accounts, as applicable) the Primary Servicing Fee.  Anything herein to the contrary notwithstanding, the Primary Servicer shall be paid such Primary Servicing Fee at such times as, and only to the extent that, the Master Servicer receives its Servicing Fee with respect to each Mortgage Loan under the PSA.  Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Compensating Interest Payment shall not affect the amount of the Primary Servicing Fee payable to the Primary Servicer and, consequently, the Primary Servicer shall not be entitled to any Compensating Interest Payment but shall be entitled to recover unpaid Primary Servicing Fees to the extent the Master Servicer is permitted to do so under the PSA; provided, however, that in the event of a breach of Section 2.03(a)(vii) by the Primary Servicer, on or before 1:00 p.m. New York City time on the Primary Servicer Remittance Date following such breach, the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the amount as of any Distribution Date equal to the aggregate amount of Compensating Interest Payment, if any, incurred as a result of the prepayment received in connection with such breach of Section 2.03(a)(vii). If such Compensating Interest Payment is not remitted to the Master Servicer by 1:00 p.m. New York City time on the Primary Servicer Remittance Date, then the Primary Servicer shall also remit to the Master Servicer the Compensating Interest Payment and full interest on such Compensating Interest Payment at the Reimbursement Rate from and including such Primary Servicer Remittance Date but excluding the date that such Compensating Interest Payment is received by the Master Servicer.

(b)           The Primary Servicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional Primary Servicing compensation (the “Additional Primary Servicing Compensation”), the following:

(i)           to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and subject to Section 5.01(c), 100% of the Master Servicer’s share of any assumption application fees;

(ii)          100% of the Master Servicer’s share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the Mortgagor;

(iii)         to the extent the Master Servicer is entitled to retain such amounts under the PSA and actually received such amounts, all Penalty Charges (to the extent the Primary Servicer is performing the related collection work and to the extent not required to be offset against outstanding interest on Advances with respect to the related Mortgage Loan under PSA Section 3.11(a), reserves required to be funded pursuant to the terms of the related Mortgage Loan, and principal and interest due with respect to the related Mortgage Loan);

(iv)         to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and subject to Section 5.01(c), 50% of the Master Servicer’s share of any extension fees, modification fees, assumption fees, processing fees or consent fees; and

(v)          subject to PSA Section 3.06, any interest or other income earned on deposits in the related Primary Servicer Accounts; provided, however, that the Primary Servicer shall be required to promptly remit to the Master Servicer any Additional Servicing Compensation and other amounts received from or on behalf of any Mortgagor which the Primary Servicer is not entitled to retain under this paragraph.

Notwithstanding the foregoing, the Primary Servicer will not be entitled to any additional servicing compensation in the form of fees earned with respect to the processing of any Special Servicer Decision performed by the Special Servicer; provided, however, if the Primary Servicer processes any Special Servicer Decision following approval of such decision by the Special Servicer, the Primary Servicer will be entitled to the applicable fee as described above.

(c)           Except as otherwise provided herein or in the PSA, the Primary Servicer shall pay all its overhead and similar expenses incurred by it in connection with its servicing activities hereunder.

ARTICLE VI.

THE MASTER SERVICER AND THE SUBSERVICER

Section 6.01.     Primary Servicer Not to Assign; Merger or Consolidation of the Primary Servicer.

(a)           Except as otherwise provided in Section 6.01(b) hereof, or in Sections 2.02 or 3.02 hereof, the Primary Servicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld or delayed.

(b)           The Primary Servicer shall not resign from its obligations and duties hereunder without giving the Master Servicer sixty (60) days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Primary Servicer’s rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen (15) days prior written notice shall be required in connection with a resignation of the Primary Servicer as a result of the Master Servicer’s failure to consent to any matters set forth in this Section 6.01.

(c)           The Primary Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Primary Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, provided that, in any such case, the Primary Servicer has obtained the prior written consent of the Master Servicer, which shall not be unreasonably withheld or delayed, and such Person meets the requirements of the PSA; provided, however, that the Master Servicer’s consent shall not be required if the Primary Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.  Such successor shall be deemed to have assumed all of the liabilities of the Primary Servicer hereunder, and upon written demand by the Master Servicer, such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Primary Servicer under this Agreement from and after the date of such agreement.  Notwithstanding anything to the contrary, the Primary Servicer shall promptly notify the Master Servicer, the Certificate Administrator and the Trustee in the event the Primary Servicer becomes an Affiliate of the Trustee.

Section 6.02.     Liability and Indemnification of the Primary Servicer and the Master Servicer.

(a)           Neither the Primary Servicer nor any of the Affiliates or any of the partners, directors, officers, shareholders, members, managers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such Person against any breach of warranties or representations made herein, or against any expense or liability specifically required to be borne by Primary Servicer without right of reimbursement pursuant to the terms hereof, or against any specific liability imposed on the Primary Servicer pursuant to Section 2.01 hereof, for a breach of the Accepted Primary Servicing Practices, or against any liability which would otherwise be imposed on the Primary Servicer by reason of the Primary Servicer’s willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. The Primary Servicer and any Affiliate, director, officer, member, manager, agent or employee of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b)           The Primary Servicer and any Affiliate, director, officer, employee, member, manager or agent of the Primary Servicer shall be indemnified and held harmless by the Master Servicer for any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment or liability relating to this Agreement, (collectively “Losses”) of the Primary Servicer (1) resulting from (a) any breach by the Master Servicer of a representation or warranty made by it herein or (b) the Master Servicer’s willful misconduct, bad faith or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder, or (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, this Agreement, the transactions contemplated by this Agreement, other than any Loss (i) that is specifically required to be borne by Primary Servicer without right of reimbursement pursuant to the terms hereof or (ii) incurred by reason of a breach of any representation or warranty by Primary Servicer, or by reason of the willful misconduct, bad faith or negligence of Primary Servicer in the performance of its respective duties hereunder or negligent disregard of its respective obligations or duties under this Agreement; provided, however, that the indemnification under clause (2) above shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust on behalf of the Primary Servicer for such indemnification. The Master Servicer agrees to use reasonable efforts to pursue the Trust for indemnification against any Losses incurred by the Primary Servicer under clause (2) above.

(c)           The Primary Servicer shall be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its option does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder.

(d)           The Master Servicer and any director, officer, representative, agent, employee or Affiliate of the Master Servicer shall be indemnified and held harmless by the Primary Servicer against any and all Losses incurred by the Master Servicer resulting from (i) any breach by the Primary Servicer of a representation or warranty made by it herein or (ii) any willful misconduct, bad faith or negligence by the Primary Servicer in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations or duties. The Master Servicer and any partner, director, officer, shareholder, employee, agent, Affiliate or controlling person of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(e)           The Primary Servicer shall indemnify and hold harmless the Master Servicer and any employee, director or officer of the Master Servicer, from and against any losses, damages, penalties, fines, forfeitures, legal fees, claims, fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) a breach of the Primary Servicer’s obligation to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement and the PSA, (ii) the negligence, bad faith or willful misconduct on the Primary Servicer’s part in the performance of such obligations, or (iii) any failure by Primary Servicer to comply with the obligations of a Servicing Function Participant under the PSA.

If the indemnification provided for in this Section 6.02(d) is unavailable or insufficient to hold harmless the Master Servicer or any employee, director or officer of the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to Article XI of the PSA, this Agreement or the Primary Servicer’s negligence, bad faith or willful misconduct in connection therewith.  The Primary Servicer shall cause any subservicer with which it enters into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

(f)           The indemnification, exculpation, and other protections and provisions in this Section 6.02 shall survive the termination of this Agreement or the resignation of the Master Servicer or the Primary Servicer.

Section 6.03.     Representations and Warranties.

The Primary Servicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(a)           The Primary Servicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Primary Servicer to perform its obligations hereunder;

(b)           The execution and delivery of this Agreement by the Primary Servicer and its performance and compliance with the terms of this Agreement will not (i) violate the Primary Servicer’s organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, or other material instrument to which the Primary Servicer is a party or by which it may be bound, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Primary Servicer, which, in the case of either (ii) or (iii) is likely to materially adversely affect the Primary Servicer’s ability to perform hereunder.

(c)           This Agreement, assuming due authorization, execution and delivery by the Primary Servicer and, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Primary Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)           The Primary Servicer is not in violation of, and the execution and delivery of this Agreement by the Primary Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Primary Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

(e)           No litigation is pending or, to the best of the Primary Servicer’s knowledge, threatened against the Primary Servicer which, if determined adversely to the Primary Servicer, would prohibit the Primary Servicer from entering into this Agreement, or, in the Primary Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Primary Servicer to perform its obligations under the Agreement;

(f)           No consent, approval, authorization or order of any court or governmental agency or body is required under federal, state or local law, for the execution, delivery and performance by the Primary Servicer or compliance by the Primary Servicer with this Agreement, except for any consent, approval, authorization, or order which has been obtained or cannot be obtained prior to the actual performance by the Primary Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Primary Servicer to perform its obligations hereunder;

(g)           The Primary Servicer has the full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(h)           The Primary Servicer has examined each subservicing agreement relating to the Mortgage Loans to which it is a party, and shall examine each subservicing agreement relating to Mortgage Loans to which it intends to become a party, and in each such case, the terms of such subservicing agreements are not, or, in the case of any subservicing agreement to be entered into by such Primary Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement;

(i)           Each officer and employee of the Primary Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond maintained by the Primary Servicer in the amounts and with the coverage required by PSA Section 3.07(c), except to the extent that the Primary Servicer may self-insure with respect to such risks in accordance with PSA Section 3.07(c); and

(j)           The Primary Servicer is not an Affiliate of the Trustee.

The Master Servicer hereby makes, ratifies, and confirms to the Primary Servicer each of the representations and warranties made by the Master Servicer in Section 3.23 of the PSA as of the Closing Date.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Primary Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

ARTICLE VII.

SUBSERVICER TERMINATION EVENTS; TERMINATION

Section 7.01.     Primary Servicer Termination Events.

(a)           “Primary Servicer Termination Event”, wherever used herein with respect to any Primary Servicer, means any one of the following events:

(i)           any failure by the Primary Servicer to remit to the Primary Servicer Accounts, or to remit to the Master Servicer, any amount required to be so remitted by the Primary Servicer pursuant to and in accordance with this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was required to be made; or

(ii)          any failure on the part of the Primary Servicer duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of the Primary Servicer contained in this Agreement in all material respects, which, in either event, continues unremedied for a period of twenty (20)  (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Primary Servicer is diligently pursuing such cure, such twenty day period (or ten (10) days, in the case of insurance) shall be extended for an additional twenty (20) days; or

(iii)         any breach on the part of the Primary Servicer of any representation or warranty contained in Section 6.03 hereof, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Primary Servicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional thirty (30) days; or

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of fifty (50) days; or

(v)          the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Primary Servicer, or of or relating to all or substantially all of its property; or

(vi)         the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)        a servicing officer of the Primary Servicer obtains actual knowledge that either (1) Moody’s (or, if applicable, a Companion Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such Rating Agency within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with respect to the Primary Servicer as the sole or material factor in such rating action or (2) KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by KBRA within 60 days of such actual knowledge by the Primary Servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Primary Servicer, as the sole or a material factor in such action; or

(viii)       the Subservicer is removed from S&P’s Select Servicer list as a “U.S. Commercial Mortgage Master Servicer,” and is not reinstated to the S&P’s Select Servicer list within 60 days of such removal; or

(ix)         a Servicer Termination Event (as defined in the PSA) by the Master Servicer under PSA Section 3.22 or 7.01 which Servicer Termination Event occurred as a result of the failure of the Primary Servicer to perform any obligation required hereunder; or

(x)           the failure of the Primary Servicer to comply with any of the requirements under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement applicable to such Primary Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Sections 3.05, 3.06, 3.07 and 3.08; or

(xi)          subject to Section 11.03 of the PSA, any failure by the Primary Servicer to comply with any of the requirements under Article XI of the PSA applicable to the Primary Servicer or Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI; or

(xii)         failure of Primary Servicer to (A) deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer under any other pooling and servicing agreement that the Depositor is a party to or (B) perform in any material respect any of its covenants or obligations contained in this Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to;

then, and in each and every case, so long as an Primary Servicer Termination Event shall not have been remedied, the Master Servicer may, by notice in writing to the Primary Servicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, subject to Section 7.02 hereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.  On or after the receipt by the Primary Servicer of such written notice of termination from the Master Servicer, all authority and power of the Primary Servicer in this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Primary Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Primary Servicing Files as set forth in Section 7.02.  Notwithstanding the foregoing, upon any termination of the Primary Servicer, the Primary Servicer will be entitled to receive all accrued and unpaid Primary Servicing Fees and Additional Primary Servicing Compensation through the date of termination.

(b)           Upon discovery by the Primary Servicer of any Primary Servicer Termination Event (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Primary Servicer shall give prompt written notice thereof to the Master Servicer.

(c)           The Master Servicer may waive in writing any default by the Primary Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.02.     Termination of Agreement.

(a)           This Agreement shall be terminated with respect to the Primary Servicer:

(i)           pursuant to Section 3.22 of the PSA and Section 7.01 hereof, if the Master Servicer elects to terminate the Primary Servicer following an Primary Servicer Termination Event (except as provided in clause (ii) below);

(ii)           immediately by the Master Servicer (or at the Depositor’s request, to the extent that the Depositor has the right to request termination of the Primary

Servicer under the PSA) pursuant to Section 7.01(a)(xi) or 7.01(a)(xii) hereof and PSA Section 3.22.

(iii)         upon resignation by the Primary Servicer as provided in Section 6.01 hereof;

(iv)         with respect to any Mortgage Loan, in the event such Mortgage Loan is substituted pursuant to PSA Section 2.03;

(v)          at the option of the Master Servicer in its sole discretion with respect to any Mortgage Loan in the event such Mortgage Loan is substituted, purchased or repurchased pursuant to PSA Sections 2.03, 3.18 or 9.01;

(b)           If the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and the Trustee has not terminated this Agreement pursuant to PSA Section 3.22, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.22 and the Primary Servicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Primary Servicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder.  The Primary Servicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Primary Servicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement.  References to the Trustee under this Section 7.02, shall include any successor Master Servicer under the PSA. References to the Trustee in this Section 7.02(b) shall be deemed to include the Trustee’s designee or any other successor to the Master Servicer.

(c)           Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Primary Servicer which may have accrued through the date of termination hereunder, including rights to be paid and reimbursed any outstanding Primary Servicing Fees and Additional Servicing Compensation.  In connection with any such termination, the terminated Primary Servicer shall (i) remit all funds in the related Primary Servicer Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Primary Servicing Fees and Additional Primary Servicing Compensation through the termination date which are due and payable to the Primary Servicer, (ii) deliver all related Primary Servicing Files to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans.  All rights of the terminated Primary Servicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02; and (z); the payment of its Primary Servicing Fees and Additional Primary Servicing Compensation which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

(d)           Reserved.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01.     Rating Agency Communications.

(a)           The Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates and requests for Rating Agency Confirmation.  All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA.  To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency or NRSRO in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loans or the subservicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.  The Primary Servicer shall have no liability with regard to the Master Servicer’s failure to provide to the Depositor or any other party any information, reports and certificates the Master Servicer is required to delivery under the PSA unless such failure is the result of the Primary Servicer’s failure to meet its obligations hereunder.  None of the foregoing restrictions in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(b)           The Primary Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities

Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon the Primary Servicer’s breach of this Section 8.01 (including, without limitation, a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), but solely to the extent such determination is caused by a breach of this Section 8.01 by the Primary Servicer), and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

Section 8.02.     Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and may be amended from time to time by the Master Servicer and the Primary Servicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought.  Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Primary Servicer under the PSA or under this Agreement without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

Section 8.03.     Governing Law; Submission to Jurisdiction.

(a)           THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(b)           EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

Section 8.04.     Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)           if to the Primary Servicer, at:

KeyCorp Real Estate Capital Markets, Inc.
11501 Outlook Street, Suite #300
Overland Park, KS 66211
Attention:  Diane Haislip
Facsimile No.: (877) 379-1625

with a copy to:

Polsinelli PC
700 West 47th Street, Suite 1000
Kansas City, Missouri  64112
Attn:  Kraig M. Kohring
Facsimile No.: (816) 753-1536

(b)           if to the Master Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, KS 66225-5965
Attention:  Executive Vice President - Division Head
Facsimile No.: (913) 253-9001

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention:  Executive Vice President - Division Head

with a copy to:

Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106-2150
Attn:  Kenda Tomes
Facsimile No.:   (816) 412-9338

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons.  All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy.

(c)           To the extent that any demand, notice or communication hereunder is given to any Primary Servicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and any Primary Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of any Primary Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Primary Servicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 8.05.     Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies.  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.06.     Inspection and Audit Rights.

The Primary Servicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Primary Servicer’s normal business hours, reasonable access at its principal servicing offices to examine all books of account, records, reports and other documents of the Primary Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loans with the Primary Servicer’s officers and employees.

Section 8.07.     Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent (which shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties or the Mortgagors except to the extent that the Primary Servicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Primary Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Primary Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as the Primary Servicer does not identify the owner of the Mortgage Loans or the Mortgagors.

Section 8.08.     Binding Effect; No Partnership; Counterparts.

Subject to Section 6.01 hereof, with respect to the Primary Servicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.09.     Third Party Beneficiaries.

The Trustee for the benefit of the Certificateholders shall be a third party beneficiary under this Agreement, but (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder in accordance with PSA Section 3.22), none of the Trust Fund, the Trustee, the Senior Trust Advisor, the Certificate Administrator, the Master Servicer or Special Servicer shall have any duties under this Agreement or any liabilities arising from this Agreement.

Section 8.10.     Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

Section 8.11.     Non-Solicitation

Without the prior written consent of the Primary Servicer (or as discussed below), the Master Servicing Group (as defined below) shall not disclose to any Person employed by the Master Servicer or an Affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer under the PSA (including any information received from the Special Servicer if the Master Servicer and the Special Servicer are the same party). In addition, without the prior written consent of the Primary Servicer, the Master Servicing Group shall not take any direct or indirect action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan except in performance of its duties as Master Servicer under the PSA. For purposes of this Section 8.11, the “Master Servicing Group” shall mean the business unit of the Master Servicer (which, with respect to PNC Bank, National Association, is called Midland Loan Services, a Division of PNC Bank, National Association) that is in the business of master servicing and/or primary servicing commercial multifamily mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section 8.11: (i) dissemination of information or reports as contemplated by the PSA, (ii) promotions or contacts undertaken by the Master Servicer or any Affiliate of the Master Servicer which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the Master Servicing Group, including, commercially acquired mailing lists or information generally available in the public domain, (iii) actions taken in connection with serving the refinancing needs of a Mortgagor who, without such solicitation by the Master Servicer as described in the second preceding sentence, contacts the Master Servicer in connection with the refinance of such Mortgage Loan, (iv) actions taken or communications made by the Master Servicing Group in connection with the sale of a Specially Serviced Loan or (v) contacts or solicitations based on information that has been made available in the public domain by a source other than the Master Servicing Group and not by reason of any action or inaction by the Master Servicing Group, or that was independently developed or already in possession of the Master Servicing Group or the Master Servicer or its Affiliates without accessing information acquired in connection with duties as Master Servicer under the PSA.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Master Servicer and the Primary Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

(“Master Servicer”)

[SIGNATURE AND NOTICE ADDRESS PAGES AND MORTGAGE LOAN
SCHEDULES FOR THE SUBSERVICER TO FOLLOW]

[KeyCorp-Midland Primary Servicing Agreement – JPMBB 2013-C12 – Midland Signature Page]

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

By:

Name:

Title:

(“Primary Servicer”)

[KeyCorp-Midland Primary Servicing Agreement – JPMBB 2013-C12 – KeyCorp Signature Page]

Mortgage Loan Schedule

Property Name	Principal Balance	Primary Servicing Fee Rate (basis points)
Colony Hills - Yester Oaks Apartments	23,818,082.44
Colony Hills - Windsor Apartments and Pathways Apartments	22,819,420.69
Northway Center	18,600,000.00
Homewood Suites - Miami	16,935,844.00
Bluerock Net Lease Portfolio	14,010,000.00
GSA Building - Jersey City	11,800,000.00
Keep It Self Storage	5,093,575.65
Walgreens - Bonner Springs	4,378,986.57
Marketplace of Americus	3,621,002.81
Walgreens - Waynesboro	3,618,000.00

[KeyCorp-Midland Primary Servicing Agreement – JPMBB 2013-C12 – Mortgage Loan Schedule]

EXHIBIT “A”

(Inspection Reports)

(see attached)

A-1

EXHIBIT “B”

(Quarterly Reports)

(see attached)

B-1

EXHIBIT “C”

(Remittance Reports)

(see attached)

C-1